SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2007
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements to Certain Officers.
Item 8.01 Other Events.
SIGNATURE
EX-10.1: PROMISSORY NOTE
EX-10.2: GUARANTY
EX-99.1: PRESS RELEASE

Item 1.01. Entry Into a Material Definitive Agreement.
     On February 21, 2007, Capetronics Display Limited, a British Virgin Islands corporation, Nakamichi Corporation, a Japanese corporation, Akai Electric (China) Co. Ltd., a Peoples’ Republic of China corporation, and Sansui Electric (China) Co. Ltd., a Peoples’ Republic of China corporation (collectively, the “Borrowers”), each of which is a wholly-owned subsidiary of The Grande Holdings Limited (“Grande”), the beneficial owner of approximately 50.8% of the Company’s outstanding shares of common stock, jointly and severally, issued a promissory note (the “Note”) in favor of Emerson Radio Corp. (the “Company”) in the principal amount of $23,501,513.71. The principal amount of the Note represents outstanding amounts currently owed to the Company as a result of certain related party transactions entered into between the Company and the Borrowers in October and November 2006, including interest that had accrued from the date of such related party transactions until the date of the Note. Simultaneously with the execution of the Note, Grande executed a guaranty (the “Guaranty”) in favor of the Company pursuant to which Grande guaranteed payment of all of the obligations of the Borrowers under the Note in accordance with the terms thereof.
     Interest on the unpaid principal balance of the Note accrues at a rate of 8.25% per annum, commencing on February 21, 2007, until all obligations under the Note are paid in full, subject to an automatic increase of 2% per annum in the event of default under the Note in accordance with the terms thereof. Payments of principal and interest under the Note are to be made in nine installments from April 1, 2007 through June 3, 2007 in such amounts and on such dates as set forth in the Note, with all amounts of interest due under the Note scheduled to be paid with the final installment. The Borrowers may prepay the principal amount outstanding, together with all accrued and unpaid interest, in whole or in part, at any time or from time to time without premium or penalty.
     The description of the Note and the Guaranty set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Item 2.02. Results of Operations and Financial Condition.
     On February 21, 2007, the Company issued a press release regarding selected operating results for the quarter ended December 31, 2006. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. See “Item 8.01 — Other Events” set forth below.
     The information in this report under Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding selected results of operations of the Company as of, and for the quarter ended December 31, 2006. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     As a result of certain related party transactions entered into between the Company and affiliates of The Grande Holdings Limited, the beneficial owner of approximately 50.8% of the Company’s outstanding common stock (“Grande”), the Company may be deemed to be in breach of certain covenants contained in the Company’s credit facility, including a covenant restricting the Company from lending money and from entering into related party transactions without the consent of its lender. Although the Company has discussed such events and transactions with its lender, the lender has not provided the Company with a written waiver of such potential events of default and has reserved all rights and remedies available to it under the credit facility. The Company intends to meet with representatives of its lender over the next few days, but there is no assurance that the lender will agree to provide a waiver. The Company presently has approximately $7.8 million of letters of credit outstanding under its $45 million credit facility. In the event the lender elected to declare such events an event of default, the lender could accelerate repayment of all outstanding amounts due under the facility. In addition, the Company would be required to write-off deferred financing costs in the amount of $330,000. While the Company does not anticipate any difficulty in repaying such amounts, it is likely that, that in the absence of future credit commitments from its current or a future lender, it would be difficult for the Company to operate its business as it has done in the past.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As described under “Item 8.01 — Other Events” set forth below, the Company was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (the “Form 10-Q”). As a result, the Company is not in compliance with Section 1101 of the American Stock Exchange (“AMEX”) Company Guide (the “Company Guide”), as disclosed in the Company’s press release being filed with this Current Report on Form 8-K as Exhibit 99.1. Although the Company has notified AMEX, the Company has not yet received a notice from AMEX with respect to such non-compliance. The Company intends to promptly take all necessary actions to regain compliance with the AMEX requirements by filing its Form 10-Q as soon as reasonably practicable, however, there can be no assurance that the Company will be able to regain compliance with AMEX requirements and maintain its AMEX listing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements to Certain Officers.
     On February 19, 2007, the Board of Directors of Emerson Radio Corp. (the “Company”) appointed Greenfield Pitts (age 56), a current director of the Company as the Company’s Chief Financial Officer and principal accounting officer. Mr. Pitts has served as a director of the Company since March 2006. From 2001-2006, Mr. Pitts served as a Director, Asian Corporate Finance, for Wachovia Securities in Hong Kong and from 1997-2001, Mr. Pitts served as the Head of a Strategic Alliance with HSBC Holdings PLC and Wachovia Bank. Mr. Pitts has a 33-year background in international banking and was associated with Wachovia Bank, the Company’s present lender, for more than 25 years, with assignments in London, Atlanta and Hong Kong. As a result of the appointment of Mr. Pitts, the Company named (i) Michael A.B. Binney, the Company’s President — International Operations, as the Company’s acting Controller while it conducts a search for a Controller, (ii) John D. Florian, the Company’s former Deputy Chief Financial Officer and Controller (principal financial and accounting officer), as Chief Financial Officer, Emerson North American Operations, and (iii) Ivan Lau, as Chief Financial Officer, Emerson Asian Operations, formerly the Company’s Controller in Asia, a role he has served in since February 2006. The Company and Mr. Pitts have not yet finalized the compensation to be received by Mr. Pitts in his role as Chief Financial Officer of the Company. The Company will file an additional Current Report on Form 8-K when such compensation is finalized.
Item 8.01 Other Events.
     The Company announced today that, although it has issued a press release setting forth the Company’s selected statement of operations for the quarter ended December 31, 2006, it was unable to file its full Form 10-Q by the required deadline. The Form 10-Q will contain more detailed information about the Company’s operating results for the quarter, such as footnotes to the Company’s financial statements, including a discussion of certain related party transactions, and management’s discussion and analysis of the Company’s operating results for the period. The reason that the Company will be unable to file the Form 10-Q in a timely manner is set forth below.
     During the quarter ended December 31, 2006, the Company and affiliates of Grande entered into a number of related party transactions that resulted in loans and letters of credit under the Company’s credit facility being issued for the benefit of affiliates of Grande. These loans are (i) subject to a repayment schedule that commences on April 1, 2007 and ends on June 3, 2007 as set forth in the Note (as described under Item 1.01 of this Form 8-K) and (ii) guaranteed by Grande. The Company’s Audit Committee recently conducted an initial review of these transactions and concluded that these financing transactions (i) were not made on substantially the same terms, including interest rates and collateral and return on investment, as those prevailing at the time for comparable transactions with unrelated persons, and (ii) involved more than the normal risk of collectibility. In addition, the review of the transactions revealed material weaknesses in the Company’s internal controls. The deficiencies that were uncovered related to (i) one or more senior managers failing to follow the Company’s existing internal controls over purchases and sales of inventory and utilization of the Company’s credit facilities and (ii) the lack of documentation related to such related party transactions. These events have also raised concerns about the Company’s overall control environment. Although such events may not result in any adjustment to the Company’s financial statements, such events reflect material weaknesses with respect to the Company internal controls.
     The Company’s Audit Committee is continuing its independent review into certain related party transactions entered into by the Company, including its subsidiaries, with affiliates of Grande from December 2005 to the present, and internal controls related to such transactions.
     As part of the Company’s remedial actions, on February 20, 2007, the Board of Directors appointed a committee of the Board of Directors comprised of Adrian Ma, the Company’s Chief Executive Officer, Greenfield Pitts, the Company’s Chief Financial Officer, Michael A.B. Binney, the Company’s President — International Operations, and Eduard Will, the Company’s President - North American Operations, to internally review and approve all related party transactions in an amount in excess of $500,000. Following review and approval by this newly formed committee, all such related party transactions will be reviewed and approved by the Company’s Audit Committee.
     A copy of the press release announcing the information included in this Current Report on Form 8-K is included with this Current Report on Form 8-K as Exhibit 99.1.

Forward Looking Statements
     This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s ability to obtain a waiver from its lender. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
As described above, the following Exhibit is included as part of this Current Report on Form 8-K:

Exhibit 10.1	Promissory Note, dated as of February 21, 2007 made by Capetronics Display Limited, Nakamichi Corporation, Akai Electric (China) Co. Ltd., and Sansui Electric (China) Co. Ltd. in favor of Emerson Radio Corp.

Exhibit 10.2	Guaranty, dated as of February 21, 2007, made by The Grande Holdings Ltd. in favor of Emerson Radio Corp.

Exhibit 99.1	Press release dated February 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Adrian Ma
	Name:	Adrian Ma
	Title:	Chief Executive Officer

Dated: February 21, 2007